DATED 21 FEBRUARY 2008

SECURITY AGREEMENT

between

CODA OCTOPUS GROUP, INC.

CERTAIN OF ITS WHOLLY OWNED SUBSIDIARIES

and

THE ROYAL BANK OF SCOTLAND PLC

THIS SECURITY AGREEMENT (this “Agreement”) dated as of 21 February 2008 by and among Coda Octopus Group, Inc., a corporation organized under the laws of Delaware which has its main offices at 164 West 25th Street, 6th Floor, New York, New York 10001 (as is defined in Section 1.1 below, the “Company”) and certain of the Company’s Subsidiaries named on the signature page to this Agreement and The Royal Bank of Scotland plc acting through its London offices located at 135 Bishopgate, London EC2M 3UR a signatory hereto (collectively, the “Secured Party”)

W I T N E S S E TH

WHEREAS, pursuant to a Subscription Agreement dated the date hereof between the Company and the Secured Party (the “Subscription Agreement”), the Company has agreed to issue to the Secured Party and the Secured Party has agreed to purchase from the Company certain of the Company’s 8.5% Secured Convertible Loan Notes due 7 years from the date of issue (the “Notes”) which are convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, in order to induce the Secured Party to purchase the Notes, the Company has agreed to execute and deliver to the Secured Party for the benefit of the Secured Party and to grant to it a security interest in certain property of the Company to secure the prompt payment, performance and discharge of all of the Company’s Obligations (as defined below) under the Notes;

NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Section 1 or Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given to such terms in Article 9 of the UCC.

“Business Day” means a day (excluding Saturdays, Sundays and any public holiday) on which banks are open for business in New York and London for the transaction of normal banking business.

“Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same in connection therewith:

(i)
All goods of the Company, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items in connection with the Company's businesses improvements thereto (collectively, the “Equipment”);

(ii)	All inventory of the Company; and

(iii)
All of the Company's contract rights and general intangibles including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, internet domain names, deposit accounts, and income tax refunds (collectively, “General Intangibles”); and

(iv)
All present and future rights of the Company to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card (collectively, “Accounts”); and

(v)
All receivables of the Company including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each receivable including any right of stoppage in transit; and

(vi)
All of the Company's documents, instruments, chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all Collateral set forth in clauses (i)-(iv) above in any form including, without limitation, all claims against third parties for loss or damage to, or destruction of, or other involuntary conversion of any kind or nature of any of the other Collateral;

but excludes Excluded Property and all assets of Colmek (as is defined below) until the provisions set forth in Paragraph 2 of Schedule 1.1(a) hereto are satisfied and upon such satisfaction the collateral in respect of which the Colmek security interest is granted is limited as set forth in Paragraph 2 of Schedule 1.1(a).

“Company” means, collectively, the Company and all its US subsidiaries (whether wholly owned or otherwise) which are set forth in Schedule 1.1 (b) hereto and any future US subsidiaries (whether wholly owned or otherwise) or any of them as the context permits.

“Costs”: means all costs, charges, expenses and liabilities of any kind including, without limitation, costs and damages in connection with litigation, professional fees, disbursements and any value added tax charged on Costs.

“Colmek Encumbrances” means those set forth in Paragraph 2 of Schedule 1.1(c).

“Colmek Shares” means all the issued and outstanding shares of common stock of Colmek sold by the Selling Shareholders to Coda Octopus (US) Holdings, Inc.

“Cure Period” means the period before the Security Interest provided for herein becomes enforceable and which shall be 30 days from the earlier of (i) the date the Company becomes aware, or ought reasonably to be aware, of the failure to observe or commission of the breach and (ii) the date the Company is given notice by RBS to remedy an Event of Default.

“Debentures” means the two debentures to be granted on the date hereof in favour of the Subscriber, one debenture to be granted by Coda Octopus (UK) Holdings Ltd and the other by Martech Systems (Weymouth) Ltd and “Debenture” shall mean whichever of the Debentures as the context admits;

“Encumbrance” means any mortgage, charge (whether legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect.

“Excluded Property” means any leasehold property held by the Company under a lease which precludes, either absolutely or conditionally (including requiring the consent of any third party), the Company from creating any charge over its leasehold interest in that property.

“FGI” means Faunus Group International, Inc. a Delaware corporation whose principal place of business is 80 Pine Street, 32nd Floor, New York, New York 10005.

“FGI Encumbrances” means those set forth in Paragraph 1 of Schedule 1.1(c).

“Floating Charges” means the two floating charges to be granted on the date hereof in favour of the Subscriber, one floating charge to be granted by Coda Octopus Products Ltd and the other by Coda Octopus R & D Ltd and “Floating Charge” shall mean whichever of the Floating Charges as the context admits;

“Intercreditor Deed” means a deed entered into on or around the date of this Agreement among the Company, the Secured Party and FGI regulating the priorities of the various charges and security interests held by the Secured Party and FGI.

“Loan Note Instrument means an instrument executed by Coda Octopus Group, Inc. on the date hereof creating USD 12,000,000 of secured, convertible loan notes.

“Lock-up Agreements” means certain agreements entered into on or around the date hereof between the directors and board members of the Company (with certain exceptions) during the agreed period not to sell or transfer or otherwise disposed of any of their shares in the Company.

“Miller & Hilton d/b/a Colmek Systems Engineering (“Colmek”), means a corporation incorporated and registered in the State of Utah with Company Number 689323-0142 and whose address is 2001 South 3480 West, Salt Lake City, Utah 84104 and which is a wholly owned subsidiary of the Company.

“Noteholder” means the person for the time being entered in the Register as a holder of any part of the Notes

“Notes” means USD 12,000,000 Convertible Secured Loan Notes due 21 February 2015 constituted by this Instrument, or, as the case may be, the Principal Amount Outstanding represented by them, and each “Note” shall be for a nominal amount of USD 100,000;

“Obligations” means all of the Company’s obligations under the Transaction Documents, in each case, whether now or hereafter existing, voluntary or involuntary, indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

“Permitted Encumbrance” means any Encumbrances referred to in Schedule 1.1(c).

“Selling Shareholders” means the shareholders who sold the Colmek Shares to Coda Octopus (US) Holdings Inc. pursuant to an acquisition agreement between the parties dated April 6, 2007.

“Subscription Agreement” means the subscription agreement on the date hereof between the Secured Party and the Coda Octopus Group, Inc.

“Transaction Documents” means this Agreement, the Subscription Agreement, the Loan Note Instrument, the Deed of Guarantee, the Debentures, the Floating Charges, the Lock-up Agreements, the Confidentiality Agreement, the Intercreditor Deed and all other documents entered into in connection with any of them;

“UCC” means the Uniform Commercial Code, as effect in the State of New York.

2.	GRANT OF SECURITY INTEREST

2.1.
As an inducement for the Secured Party to purchase the Notes and secure the complete and timely payment, performance, discharge in full, as the case may be, of all the Obligations, the Company hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing lien upon, and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral ( the “Security Interest”).

2.2.	The Security Interest in Colmek shall be subject to the Colmek Encumbrances and shall be granted in and/or over the Colmek Collateral defined in the said Schedule.

2.3.
The Secured Party acknowledges the Permitted Encumbrances set forth in Schedule 1.1(c) hereto, and that FGI has first and continuing security interest existing in the Collateral (FGI Encumbrance) and the Selling Shareholders have prior pledges of the Colmek Shares at the date of this Agreement (Colmek Encumbrance).

3.	REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE COMPANY

3.1.	The Company represents and warrants to, and covenants and agrees with the Secured Party as follows:

3.1.1.
Authorization and Binding Effect. Each of the Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company and the filings contemplated therein have been duly authorized by all necessary action of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar principles affecting the enforcement of creditors’ rights generally.

3.1.2.
Title in and over Collateral. Except as is disclosed in Schedule 3.1.2 hereto, the Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any Encumbrances and is fully authorized to grant the Security Interest in and pledge the Collateral. Except as is disclosed in Schedule 3.1.2 hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral.

3.1.3.
Impairment of Collateral. No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or the Company's use of any Collateral violates rights of any third party. There has been no adverse decision to the Company's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company's right to keep and maintain such Collateral in force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

3.1.4.
Contractual Obligations. The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound. No consent (including, without limitation, from stockholders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

3.1.5.
Maintenance of Liens and Security Interest Obligations. Subject to existing Permitted Encumbrances at the date of this Agreement, the Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 12 hereof. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Secured Party. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases subordinations of claims and liens which may be required to maintain the priority of the Security Interest.

3.1.6.
Restriction on further Encumbrances. Save Permitted Encumbrances at the date of this Agreement and those authorized by Clause 3.7 of the Loan Note Instrument, the Company will not grant or create any Encumbrances in favor of a third party (except in the ordinary course of business and in connection with any receivables financing which the Company may obtain and in such event any grant of a security interest will rank junior to the Secured Party’s Security Interest granted herein), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

3.1.7.
The Company shall keep and preserve its Equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

3.1.8.
The Company shall, within 15 days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have material adverse effect on the value of the Collateral or on the Secured Party’s Security Interest therein.

3.1.9.
The Company shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time request and may in its sole discretion deem necessary to perfect, protect or enforce its Security Interest in the Collateral.

3.1.10.
The Company shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Party from time to time.

3.1.11.	The Company will take all steps reasonably necessary to pursue diligently and seek to preserve, enforce and collect any rights, claims, causes of action and accounts in respect of the Collateral.

3.1.12.
The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights of the Secured Party hereunder.

3.1.13
All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all respects as of the date furnished.

3.1.14
Accounts Covenants. The Secured Party shall after an Event of Default and after the expiration of the Cure Period (and the Event of Default remains uncured) have the right at any time or times, in Secured Party's name or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

3.1.15
Chief Executive Office. Collateral Locations. The chief executive office of the Company and the Company's records concerning Accounts are located only at the address set forth in the preamble to this Agreement. Except as is disclosed in this Schedule 3.1.15, the Company has not, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business.

3.1.16
Maintenance of Existence. The Company shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, approvals, authorizations, leases and contracts necessary to carry on the business as presently, or proposed to be, conducted. The Company shall not change its name unless each of the following conditions is specified: (i) the Company shall give the Secured Party fifteen (15) days’ prior written notice of any proposed change in its legal name, which notice shall accurately set forth the new name; and (ii) prior to the filing thereof the Company shall deliver to Secured Party a copy of the proposed amendment to the certificate of incorporation of the Company providing for the name change and once the filing has been made, Secured Party shall receive a copy of such amendment to the certificate of incorporation of the Company certified by the Secretary of State of the jurisdiction of organization of the Company as soon as it is available. The Company shall not change its jurisdiction of incorporation without the consent of the Secured Party.

3.1.17
Payment of Taxes and Claims. The Company has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which is being contested in good faith by appropriate proceedings diligently pursued and available to the Company and with respect to which adequate reserves have been set aside on its books. The Company shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which is being contested in good faith by appropriate proceedings diligently pursued and available to the Company and with respect to which adequate reserves have been set aside on its books.

3.1.18
Insurance. The Company shall, at all times, maintain with reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in similar businesses and similarly situated.

4.	COVENANT TO DISCHARGE PERMITTED ENCUMBRANCES

4.1.
The Company shall take all steps necessary to settle all its indebtedness and obligations in full in relation to (a) the Colmek Encumbrances by no later than April 30, 2008; and (b) the FGI Encumbrances by no later than September 30, 2008; and procure that the security interest in and over the Collateral in respect of these Permitted Encumbrances be released and all filings and recordings pertaining to same be terminated or otherwise removed from all registers.

4.2.
In respect of the Colmek Encumbrances the Company shall no later than April 30, 2008 take all steps in all jurisdictions necessary to ensure that after the discharge of the Colmek Encumbrance, the Security Interest of the Secured Party constitutes at that time a first priority Security Interest in the Collateral. No Cure Period shall be given for breach of this covenant.

4.3.
In respect of the FGI Encumbrance the Company shall no later than November 1, 2008, take all steps in all jurisdictions necessary to ensure that after the discharge of the related Permitted Encumbrance, the Security Interest of the Secured Party constitutes at that time a first priority Security Interest in the Collateral. No Cure Period shall be given for breach of this covenant.

5. DEFAULTS

5.1.	The following events shall be Events of Default:

5.1.1.	an Event of Default as is prescribed by Condition 9 of Loan Note Instrument which has not been remedied as provided for in Condition 9.2 of the Loan Note Instrument.

5.1.2.	Any representation or warranty of the Company in this Agreement proves to have been incorrect in any material respect when made.

5.1.3	the failure of the Company to observe or perform its obligations hereunder and which remains uncured after the expiration of the Cure Period.

6.	DUTY TO HOLD ON TRUST

Upon the expiration of the Cure Period and if the Event of Default remains uncured and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments or both, to the Secured Party for application to the satisfaction of the Obligations.

7.	RIGHTS AND REMEDIES UPON DEFAULT

7.1.
Upon occurrence of any Event of Default and provided that after the lapse of the Cure Period such Event of Default remains uncured, and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including Commercial Code of any jurisdiction in which then located) but subject always to the prior Permitted Encumbrances if such Event of Default occurs prior to their discharge. Without limitation, the Secured Party shall have the following rights and powers:

7.1.1.
The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral or any part thereof, is or may be placed and remove the same and the Company shall assemble the Collateral or any part thereof and make it available to the Secured Party at places which Secured Party shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Company's respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

7.1.2.
The Secured Party shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, (except as shall be required by applicable statute and cannot be waived) all without advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived.

8.	APPLICATION OF PROCEEDS

8.1
The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling and the like, including Costs incurred in connection therewith, of the Collateral by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of any indebtedness in relation to the prior Permitted Encumbrances (if the Event of Default occurs prior to their discharge), satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay the Company any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 10% per annum (the “Default Rate”), and the reasonable Costs incurred by the Secured Party in collecting the deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless resulting from the negligence or wilful misconduct of the Secured Party.

9.	COSTS AND EXPENSES

The Company agrees to pay out-of-pocket fees and Costs incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Security Interest therein. The Company will also, upon demand, pay to the Secured Party the amount of reasonable expenses and Costs which the Secured Party may incur in connection with (i) enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party under the Transaction Documents.

10.	RESPONSIBILITIY FOR THE COLLATERAL

The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Transaction Documents shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

11.	SECURITY INTEREST ABSOLUTE

All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement or the Transaction Documents or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement entered into in connection with the foregoing; (c) any exchange, release, nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstances which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of non-payment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company's obligations hereunder shall survive the cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligations secured hereby.

12.	TERM OF AGREEMENT

This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full and all other Obligations been paid or discharged. Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement authorized and filed pursuant to this Agreement.

13.	POWER OF ATTORNEY; FURTHER ASSURANCES

13.1.
The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective agents, successors or assigns with full power of substitution, as the Company's true and lawful attorney-in-fact, with power in its own name or in the name of the Company, to, after the occurrence and after any Cure Period has lapsed and the Event of Default continues (i) endorse any notes, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party (ii) authorize and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) pay or discharge taxes, liens, security interests or other Encumbrances at any time levied or placed on or threatened against the Collateral; (iv) demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, do, at the option of the Secured Party, and at the Company’s expense at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the other Transaction Documents, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

13.2.
On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdictions, including without limitation, the jurisdictions indicated on Schedule 13.2 hereof, all such instruments, and take all such actions as may reasonably be deemed necessary to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement or for assuring and confirming to the Secured Party the grant or perfection of a security interest in all the Collateral.

13.3.
The Company hereby irrevocably appoints the Secured Party as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

14.	NOTICES

14.1.
All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company or any of its subsidiaries to:

Coda Octopus Group, Inc.
164 West 25th Street
New York, NY 10001
Telecopy: 1 212 924 3447
Attention: Chief Executive Officer and President

with copies to:

Sichenzia Ross Friedman & Ferrence LLP
61 Broadway
New York, NY 10006
Attention: Louis Brilleman, Esq.
Telecopy: 212-930-9725

and to

Coda Octopus Group, Inc.
164 West 25th Street
New York, NY 10001
Telecopy: 1 917 591 8594
Attention: Annmarie Gayle

if to the Secured Party :
The Royal Bank of Scotland plc
135 Bishopgate
London EC2M 3UR
Attention: Repack Middle Office
Fax: +44 20 7085 7984

with copies to:

The Royal Bank of Scotland plc
135 Bishopgate
London EC2M 3UR
Attention: GBM Legal
Fax: +44 20 7085 8411

and to

Simons & Simmons
Citypoint, One Ropemaker Street, London EC2Y 9SS
United Kingdom
Attention: Dusan Stojkovic, Esq.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 14 designate another address or Person for receipt of notices hereunder.

15.	MISCELLANEOUS

15.1.	Headings

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

15.2.	Governing law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

15.3.	Amendment and Waiver

No course of dealing between the Company and the Secured Party, failure to exercise, nor delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise or any right, power or privilege hereunder preclude any other further exercise thereof or the exercise of any other right, power or privilege. All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Transaction Documents or any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

Except as is specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

15.4.	Rules of Construction.

Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

15.5.	Entire Agreement

This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

15.6.	Severability

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

15.7.	Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

15.8.	Further Assurances

Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

15.9	Choice of Forum; Service of Process; Jury Trial Waiver.

15.9.1.
The Company irrevocably consents and submits to the non-exclusive jurisdiction of any federal or State court of competent jurisdiction sitting in the City and County of New York, New York, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Transaction Documents or in any way connected or related or incidental to the dealings of the Company and Secured Party in respect of this Agreement or the other Transaction Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against the Company or its property).

15.9.2.
The Company hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth in the preamble hereto and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party's option, by service upon the Company in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, the Company shall appear in answer to such process, failing which the Company shall be deemed in default and judgment may be entered by Secured Party against the Company for the amount of the claim and other relief requested.

15.9.3.
The Company hereby waives and right to trial by jury of any claim, demand, action or cause of action (i) arising under this Agreement or any of the other Transaction Documents or (ii) in any way connected with or related or incidental to the dealings of the Company and Secured Party in respect of this Agreement or any of the other Transaction Documents or the transactions related hereto or thereto in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The Company hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the Company or Secured Party may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the Company and Secured Party to the waiver of their right to trial by jury.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Security Agreement on the date first written above.

CODA OCTOPUS GROUP, INC.

By:
Name: Jason Reid Title: President

CODA OCTOPUS (US) HOLDINGS, INC.

By:
Name: Jason Reid Title: President

PORT SECURITY GROUP, Inc.

By:
Name: Jason Reid Title: Director

INNALOGIC, Inc.

By:
Name: Title:

MILLER AND HILTON D/BA COLMEK ENGINEERING SYSTEMS

By:
Name: Title:

THE ROYAL BANK OF SCOTLAND PLC

By:
Name: Title:

Schedule 1.1(a)

The grant of the Security Interest in Colmek shall be construed as taking effect on or no later than April 30, 2008 and at such time the “Collateral” for the purposes of securing the Obligations shall mean:

“All receivables of the Company including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable including any right of stoppage in transit (“Colmek Collateral”).

The Secured Party specifically takes its Security Interest in and over the Colmek Collateral with full knowledge that the Company’s interest in and over Colmek is restricted by the terms of a Special Security Agreement between Coda Octopus Group Inc, Coda Octopus (US) Holdings, Inc and its affiliates, Colmek (on the one hand) and United States Department of Defense (DoD) appended hereto as Exhibit 2 and which is designed to prevent the unauthorized access or disclosure of US classified restricted information.

Schedule 1.1(b)

As of date hereof the Coda Octopus Group, Inc. has the following wholly owned US subsidiaries:

1.	Coda Octopus Products Inc. a Delaware Corporation with its principal place of business at 100 14th Avenue South, Pinelas County, Florida

2.	Coda Octopus (US) Holdings, Inc. a Delaware corporation with its principal place of business at 164 West 25th Street, 6th Floor (6R), New York NY 10017.

3.	Coda Octopus Research and Development Inc, a Delaware corporation with its principal place of business at 164 West 25th Street, 6th Floor (6R), New York NY 10017.

4.
Innalogic Inc., a Delaware corporation with its place of business at 164 West, 25th Street, 6th Floor (6F), New York NY 10017 with its principal place of business at 164 West 25th Street, 6th Floor (6R), New York NY 10017.

5.	The Port Security Group, Inc., a Delaware corporation with its place of business at 164 West 25th Street, 6th Floor (6R), New York NY 10017.

6.
Miller and Hilton, d/b/a Colmek Systems Engineering (“Colmek”), a Utah corporation (Corporation Number 2400704-0150) with its principal place of business at 2001 South 3480 West, Salt Lake City, Utah 84104.

Schedule 1.1(c)

Permitted Encumbrances

1.	FGI Encumbrance

As of the date hereof Faunus Group International, Inc a Delaware corporation whose principal place of business is 80 Pine Street, 32nd Floor, New York, New York 10005 has a prior first and continuing security interest in a part of the Collateral pursuant to a “Sale of Accounts and Security Agreement” (Exhibit 1 hereto) and which has been perfected in accordance with the applicable provisions of the UCC. The said Permitted Encumbrances are specifically subject to the various covenants and undertakings of the Company to discharge the Permitted Encumbrances.

2.	Colmek Encumbrance

As of the date hereof and pursuant to the acquisition agreement between the Coda Octopus (US) Holdings Inc, Colmek and the Selling Shareholders of Colmek, Coda Octopus (US) Holdings has pledged the Colmek Shares to the Selling Shareholders to secure the deferred consideration remaining and due to the Selling Shareholders of US$700,000. This is due to be discharged on April 6, 2008 along with the pledges.

3.	General Liens

Any liens for taxes or assessments not at the time due and (b) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, carriers’, warehousemen’s, mechanics’, laborers’ and material men’s and similar liens, if the obligations secured by such liens are not then delinquent.

Schedule 3.1.2

The Company’s title in and over the Collateral is limited by the Permitted Encumbrances disclosed in Schedule 1.1.(c).

UCC Filings are recorded in Delaware in respect of the FGI Encumbrance.

Schedule 3.1.15

On July 13, 2004, pursuant to the terms of a share exchange agreement between The Panda Project, Inc., a Florida corporation, and Fairwater Technologies Ltd. (“Fairwater”), Panda acquired the shares of Coda Octopus Limited, a UK corporation and Fairwater’s wholly-owned subsidiary, in consideration for the issuance of a total of 20,050,000 shares of common stock to Fairwater and other shareholders of Coda Octopus Limited. The shares issued represented approximately 90.9% of the issued and outstanding shares of Panda. The share exchange was accounted for as a reverse acquisition of Panda by Coda. Subsequently, Panda was reincorporated in Delaware and changed its name to Coda Octopus Group, Inc. (“COGI”)

The business of COGI began as Coda Technologies Ltd (now operating under the name of Coda Octopus Products Limited), a UK corporation which was formed in 1994.

In June 2002, Coda Technologies Ltd acquired by way of merger Octopus Marine Systems Ltd, a UK corporation, and changed its name from Coda Technologies Ltd to Coda Octopus Ltd.

In December 2002, Coda Octopus Ltd acquired OmniTech AS, a Norwegian company, which became a wholly-owned subsidiary of Coda Octopus Ltd and now operates under the name CodaOctopus Omnitech AS.

In June 2006, COGI’s subsidiary, Coda Octopus (UK) Holdings Ltd, acquired all the issued and outstanding shares of Martech Systems (Weymouth) Ltd (“Martech”).

In April 2007, COGI acquired all the issued and outstanding shares of common stock of Utah-based engineering firm, Miller & Hilton, Inc. d/b/a Colmek Systems Engineering,

Schedule 13.2

State of Delaware

State of Utah